UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

J.CREW GROUP, INC.

Commission File Number: 001-32927

Delaware	22-2894486
(Registrant, State of Incorporation	(I.R.S. Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2010, the Compensation Committee of the Board of Directors (the “Committee”) of J.Crew Group, Inc. (the “Company”) determined that it would make discretionary cash payments to certain senior officers of the Company (including the Named Executive Officers), whose participation in the Company’s fiscal year 2009 annual cash incentive plan had been suspended at the beginning of the fiscal year in light of the then challenging economic conditions. Given the Company’s substantial outperformance relative to goals during fiscal 2009, the Committee determined these payments were appropriate in recognition of both individual and Company performance. The amount awarded to each of the Named Executive Officers is as follows: Mr. Drexler - $2,000,000; Mr. Scully - $250,000; Ms. Gardner - $425,000; Ms. Lyons - $325,000; and Ms. Wadle - $200,000.

In addition, the Committee named Jenna Lyons as Executive Creative Director, effective immediately. In this role, Ms. Lyons will continue to be eligible to participate in the Company’s executive compensation programs at the same levels that applied to her as Creative Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

By:	/S/ JAMES S. SCULLY
Name:	James S. Scully
Title:	Chief Administrative Officer and Chief Financial Officer

Date: April 16, 2010

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